SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  September 1, 1994
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                   WPS Resources Corporation
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       (Exact name of registrant as specified in its charter)


                         Wisconsin
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           State or other jurisdiction of incorporation)



          1-11337                       39-1775292
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(Commission File Number)      (IRS Employer Identification No.)



700 North Adams Street, P. O. Box 19001, Green Bay, WI   54307
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     (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code: (414) 433-1445
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                         Not Applicable
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   (Former name or former address, if changed since last report)





                             Page 1 of 4 Pages

                       Index to Exhibits is on Page 4

ITEM 5.   Other Events.
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          On September 1, 1994, Articles of Share Exchange
implementing the Agreement and Plan of Share Exchange dated January 17, 1994 (the "Plan") between WPS Resources Corporation and Wisconsin Public Service Corporation were filed in the office of the Wisconsin Secretary of State. Pursuant to the Plan each outstanding share of Common Stock of Wisconsin Public Service Corporation was automatically exchanged as of that date for one share of Common Stock, $1 par value, of WPS Resources Corporation (the "Share Exchange"), and WPS Resources Corporation became the owner of all of the outstanding Common Stock of Wisconsin Public Service Corporation. The Plan had previously been approved by the holders of Wisconsin Public Service Corporation Common Stock at the annual meeting held May 5, 1994, and the regulatory approvals required for implementation of the Plan have been received from the Public Service Commission of Wisconsin, the Federal Energy Regulatory Commission, the Securities and Exchange Commission and the Nuclear Regulatory Commission.


ITEM 7.   Financial Statements and Exhibits.
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          (c)  Exhibits.

          (2) Articles of Share Exchange as filed with the Wisconsin Secretary of State.

                           SIGNATURES
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          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         WPS RESOURCES CORPORATION


                             /s/ R. H. Knuth
                         By:____________________________________
                            R. H. Knuth
                            Assistant Vice President-Secretary

Date:  September 1, 1994

                        EXHIBIT INDEX
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Exhibit                                                                Page
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  (2)          Articles of Share Exchange as                              1
               filed with the Wisconsin
               Secretary of State.